UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2015

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 772-7589
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
License Agreement with Children’s Hospital of Philadelphia

On November 23, 2015, Spark Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”), with The Children’s Hospital of Philadelphia (“CHOP”).  The License Agreement will supplement the license agreement by and between the Company and CHOP dated October 14, 2013, as subsequently amended on December 26, 2013, May 16, 2014, December 5, 2015 and October 8, 2015 (the “Original Agreement”). Pursuant to the License Agreement, and on the same terms and conditions set forth in the Original License Agreement, with additional cash consideration payable to CHOP, CHOP granted and Spark accepted a worldwide exclusive license, with the right to sublicense, to use and practice, a provisional patent application related to the production of gene therapies. The License Agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1†	License Agreement by and between Spark Therapeutics, Inc. and The Children's Hospital of Philadelphia, dated November 23, 2015.

†	Confidential treatment requested for certain portions, which portions have been provided separately to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: November 23, 2015	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel

Exhibit Index

Exhibit 99.1†	License Agreement by and between Spark Therapeutics, Inc. and The Children's Hospital of Philadelphia, dated November 23, 2015.

†	Confidential treatment requested for certain portions, which portions have been provided separately to the Securities and Exchange Commission.